SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2006
U-Store-It Trust
(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6745 Engle Road Suite 300 Cleveland, OH	44130
(Address of principal executive offices)	(Zip Code)
(440) 234-0700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     As previously disclosed in the Company’s Form 8-K filed on December 23, 2005 (the “December Form 8-K”), the Compensation Committee of the Board of Trustees adopted a formal bonus structure for the payment of executive officer 2006 annual bonuses. Set forth in the table below is certain supplemental information regarding the 2006 bonus structure. The objective metrics for corporate performance were as follows, with FFO goals weighted 70% and acquisitions growth weighted 30%:

Measure	Threshold	Target	Maximum	Superior
Achievement of FFO Goals Per Share	$1.16	$1.25	$1.35	$1.40
Acquisitions Growth	$300 M	$400 M	$500 M	$550 M
The above performance targets will be adjusted to eliminate the effect on FFO of dilutive acquisitions, share offerings and changes to accounting rules and standards. Acquisitions of $67 million, completed ahead of schedule in 2005, will be included in the 2006 acquisition growth numbers.
     As previously disclosed in the December Form 8-K, 2006 year-end bonuses will be awarded on the basis of corporate and individual performance using the allocation percentages listed below:

		Proposed Allocation
Executive	Title	Corporate	Individual
Robert J. Amsdell	Chairman & CEO	80%	20%
Steven G. Osgood	President & CFO	80%	20%
Todd C. Amsdell	Chief Operating Officer	80%	20%
Tedd D. Towsley	VP & Treasurer	50%	50%
     The following table details the 2006 bonus percentages of annual salary for the combined corporate and individual performance, previously summarized in the December Form 8-K:

		Proposed Allocation
Executive	Title	Threshold	Target	Maximum	Superior
Robert J. Amsdell	Chairman & CEO	50%	85%	150%	250%
Steven G. Osgood	President & CFO	40%	75%	115%	150%
Todd C. Amsdell	Chief Operating Officer	40%	75%	115%	150%
Tedd D. Towsley	VP & Treasurer	40%	60%	80%	—
     The Company’s Executive Vice President, General Counsel and Secretary, Kathleen A. Weigand, was hired after the implementation of the bonus structure described above. Pursuant to her employment arrangements, she is guaranteed a minimum bonus equal to 40% of her annual salary for 2006.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust

Date: March 7, 2006	By:	/s/ Robert J. Amsdell

Robert J. Amsdell
Chairman and Chief Executive Officer

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